UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (215) 830-0777

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2004, Immunicon Corporation (the “Company”) entered into the Sixth Amendment to Agreement of Lease (the “Amendment”), amending the Agreement of Lease between the Company and Masons Mill Partners, L.P., dated August 20, 1999 (the “Original Lease”).

Under the Amendment, the Company now leases an additional 12,000 square feet for a term expiring on January 31, 2012. Annual rental payments under the Amendment start at $198,000.00 for February 1, 2005 through January 31, 2006, and reach a maximum of $234,000.00 for February 1, 2011 through January 31, 2012. Except as otherwise provided for in the Amendment, the terms of the Original Lease continue in full force and effect. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1	–	Sixth Amendment to Agreement of Lease, dated July 28, 2004, between Immunicon Corporation and Masons Mill Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date: June 21, 2005	By:	/s/ JAMES G. MURPHY
	Name:	James G. Murphy
	Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Sixth Amendment to Agreement of Lease, dated July 28, 2004, between Immunicon Corporation and Masons Mill Partners, L.P.